Exhibit 99.1

Investor Presentation as of March 31, 2012 Ticker: HVB www.hudsonvalleybank.com
Safe Harbor Statement "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This presentation contains various forward-looking statements with respect to earnings, credit quality and other financial and business matters within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking-statements include, but are not limited to, statements. These forward-statements can be identified by words such as "expects," "anticipates," "intends," "believes," "estimates," "predicts" and words of similar import. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements relating to future periods are subject to uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include, but are not limited to, statements regarding: (a) the Office of the Comptroller of the Currency (the "OCC") and other bank regulators may require us to further modify or change our mix of assets, including our concentration in certain types of loans, or require us to take further remedial actions as a result of our most recent regulatory examination; (b) the results of the investigation of A.R. Schmeidler & Co., Inc. by the Securities and Exchange Commission (the "SEC") and the possibility that our management's attention will be diverted to the SEC investigation and we will incur costs and further legal expenses; (c) the Company's intent and ability to pay quarterly cash dividends to stockholders in light of our earnings, the current and future economic environment, our capital plan requirements and Federal Reserve Board guidance; (d) regulatory limitations on dividends payable to the Company by Hudson Valley Bank under our OCC approved capital plan and by law; (e) the possibility that we may need to raise additional capital in the future and our ability to raise such capital on terms that are favorable to us; (f) unexpected increases in our non-performing loans and allowance for loan losses; (g) ineffectiveness in managing our commercial real estate portfolio; (h) lower than expected future performance of our investment portfolio; (i) a lack of opportunities for growth, plans for expansion (including opening new branches) and increased or unexpected competition in attracting and retaining customers; (j) continued poor economic conditions generally and in our market area in particular, which may adversely affect the ability of borrowers to repay their loans and the value of real property or other property held as collateral for such loans; (k) lower than expected demand for our products and services; (l) possible impairment of our goodwill and other intangible assets; (m) our inability to manage interest rate risk; (n) increased expense and burdens resulting from the regulatory environment in which we operate and our ability to comply with existing and future regulatory requirements; (o) our inability to maintain regulatory capital above the levels required by the OCC for Hudson Valley Bank and the levels required for us to be "well-capitalized", or such higher capital levels as may be required; (p) proposed legislative and regulatory action may adversely affect us and the financial services industry; (q) legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations) may subject us to additional regulatory oversight which may result in increased compliance costs and/or require us to change our business model; (r) future increased Federal Deposit Insurance Corporation, or FDIC, special assessments or changes to regular assessments; (s) potential liabilities under federal and state environmental laws; and (u) the costs and effects of technological changes and initiatives, including our inability to effectively complete our core processing conversion. For a more detailed discussion of these factors, see the Risk Factors discussion in the Company's most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q. The forward-looking statements included in this presentation are made only as of the date hereof and the Company undertakes no obligation to update or revise any of its forward-looking statements.
"Upstairs Bank" focused primarily on middle market commercial customers and their principals - "Not a traditional retail community bank" Concentrated focus on specific targeted niche businesses, entrepreneurs and professional service firms throughout the New York Metropolitan area Strong commitment to relationship banking, not transactional-based banking Deposit generation with focus on relationship based low-cost core deposits Providing prudent, well collateralized loans in the Bank's home markets "Lending where we live" Stable and deep management team with extensive in-market experience that are highly accessible to customers Significant ownership interest in Company by Board and Senior Management which strongly aligns their interests with stockholders Business Philosophy 1
Current Drivers of Financial Performance Capital Ratios in excess of "well capitalized" minimums Longstanding record as efficient operator maintained Superior NIM and low deposit funding costs continue Underwriting and credit quality improvement a key focus Growing returns to shareholders and supporting the ability to pay a meaningful dividend 2
Company Footprint Largest bank headquartered in Westchester County Business segments Hudson Valley Bank: $2.8 billion commercial bank with 36 branches throughout Westchester, Rockland, the Bronx, Manhattan and Brooklyn in NY and Fairfield County and New Haven County, in CT A.R. Schmeidler: Wealth management firm with $1.2 billion in assets under management Source: SNL Financial; deposit data as of 06/30/2011; branch count and map as of 12/31/2011 3 Branch Network - County Level Branches Deposits US$000s New York State Westchester New York (Manhattan) Bronx Rockland Kings (Brooklyn) Connecticut Fairfield 5 $56,545 New Haven 1 4,278 $1,723,387 372,258 193,384 75,266 7,936 18 5 4 2 1
Summary Financial Highlights 4 (a) Excludes Income From Loan Sale
Summary Financial Highlights September 30, 2011 2 Quarterly Summary Financial Highlights 5 (a) Excludes Income From Loan Sale
A Core Deposit Driven Franchise (1) Core deposits defined as total deposits less time deposits > $100,000 6 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9
Growth in Deposits Drives Profitability (1) Core deposits defined as total deposits less time deposits > $100,000 and brokered deposits December, 2006 Includes approximately $127 million of deposits as part of New York National Bank acquisition 7 (1) 67.2% Core Deposits 95.8% Core (1) Deposits 2010 - 1Q 2012 CAGR of +12.9% 2000 - Q1 2012 CAGR - 12.9%
Strong and Consistent NIM (*) Fully tax equivalent basis 8 HVB's 1Q 2012 NIM of 4.84% compares very favorably to median NIM of 4.00% (FTE) for banks included in SNL's US Bank $1B to $5B Index
Diversified Loan Mix (1) Total is gross of unearned income 9
Quarterly Loan Balances 10 (1) Total is gross of unearned income
Asset Quality and Reserves 11
Strong Capital and Liquidity Core deposits defined as total deposits less all time deposits and brokered deposits Very stable, long-term customer deposits drive funding Only funded debt is $16.5 million of FHLB borrowings 12
Historical Profitability 13 * Adjusted for OTTI Charges and FDIC Special Assessment (a) Excludes Income From Loan Sale
Thank you Questions 14